-----------------------------------------------------------------------------------------------------------------
   LOAN NUMBER                 LOAN NAME               ACCT. NUMBER               NOTE DATE           INITIALS
    872000985                Midwest Cable                                        11/04/99               BVS
                           Communications of
                             Arkansas, Inc.

   NOTE AMOUNT              INDEX (w/Margin)               RATE                  MATURITY DATE       LOAN PURPOSE
   $25,401.00                Not Applicable               9.750%                   11/05/06           Commercial
                                                     Creditor Use Only
-----------------------------------------------------------------------------------------------------------------




                     COMMERCIAL LOAN AND SECURITY AGREEMENT
                               Single Advance Loan
--------------------------------------------------------------------------------


DATE AND PARTIES. The date of this Commercial Loan Agreement (Agreement) is November 4, 1999. The parties and their addresses are as follows:



    LENDER:

        FIRST FINANCIAL BANK
        5106 S. Thompson
        Springdale, Arkansas 72764
        Telephone: (501) 872-1100

    BORROWER:

        MIDWEST CABLE COMMUNICATIONS OF ARKANSAS, INC.
        a Corporation
        2003 Carnes Drive
        Springdale, Arkansas 72762

1. DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings:

    A. Accounting Terms. In this Agreement, any accounting terms that are not specifically defined will have their customary meanings under generally accepted accounting principles.

    B. Insiders. Insiders include those defined as insiders by the United States Bankruptcy Code, as amended; or to the extent left undefined, include without limitation any officer, employee, stockholder or member, director, partner, or any immediate family member of any of the foregoing, or any person or entity which, directly or indirectly, controls, is controlled by or is under common control with me.

    C. Loan. The Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction.

    D. Pronouns. The pronouns "I," "me," and "my" refer to every Borrower signing this Agreement, individually or together, and their heirs, successors and assigns. "You" and "your" refers to the Loan's lender, any participants or syndicators, or any person or company that acquires an interest in the Loan and their successors and assigns.

    E. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

2. SINGLE ADVANCE. In accordance with the terms of this Agreement and other Loan documents, you will provide me with a single advance term note in the amount of $25,401.00 (Principal).

I will receive the funds from this Loan in one advance. No additional advances are contemplated, except those made to protect and preserve your interests as provided in this Agreement or other Loan documents.

3. DEMAND. I agree to fully repay the Loan on demand, but if no demand is made, I will repay the Loan by November 5, 2006.

4. SECURITY AGREEMENT.

    A. Secured Debts. This Security Agreement will secure the following debts (Secured Debts), together with all extensions, renewals, refinancings, modifications and replacements of the Secured Debts:

       (1) Sums Advanced. All sums advanced and expenses incurred by you under the terms of this Loan Agreement.

    B. Security Interest. To secure the payment and performance of the Secured Debts, I give you a security interest in all of the Property described in this Security Agreement that I own now or in the future (including, but not limited to, all parts, accessories, repairs, improvements, and accessions to the Property), wherever the Property is or will be located, and all proceeds and products from the Property. Property is all the collateral given as security for the Secured Debts and described in this Security Agreement.

    This Security Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and you are no longer obligated to advance funds to me under any loan or credit agreement.

    C. Property Description. The Property is described as follows:

        (1) Motor Vehicle, Mobile Home, Sport Craft, or Trailer. A Trailer of
        Make: Sunnybrook, Year: 2000. Model: Mobile Scout 33FKS, Serial No.:
        4UBASOR24Y1C20070.
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

    D. Duties Toward Property.

        (1) Protection of Secured Party's Interest. I will defend the Property against any other claim. I agree to do whatever you require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors. I will not do anything to harm your position.

        I will keep books, records and accounts about the Property and my business in general. I will let you examine these and make copies at any reasonable time. I will prepare any report or accounting you request which deals with the Property.

        (2) Use, Location, and Protection of the Property. I will keep the Property in my possession and in good repair. I will use it only for commercial purposes. I will not change this specified use without your prior written consent. You have the right of reasonable access to inspect the Property and I will immediately inform you of any loss or damage to the Property. I will not cause or permit waste to the Property.

        I will keep the Property at my address listed in the DATE AND PARTIES section unless we agree I may keep it at another location. If the Property is to be used in other states, I will give you a list of those states. The location of the Property is given to aid in the identification of the Property. It does not in any way limit the scope of the security interest granted to you. I will notify you in writing and obtain your prior written consent to any change in location of any of the Property. I will not use the Property in violation of any law. I will notify you in writing prior to any change in my address, name or, if an organization, any change in my identity or structure.

        Until the Secured Debts are fully paid and this Security Agreement is terminated, I will not grant a security interest in any of the Property without your prior written consent. I will pay all taxes and assessments levied or assessed against me or the Property and provide timely proof of payment of these taxes and assessments upon request.

        (3) Selling, Leasing or Encumbering the Property. I will not sell, offer to sell, lease, or otherwise transfer or encumber the Property without your prior written permission. Your permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee. I will not permit the Property to be the subject of any court order affecting my rights to the Property in any action by anyone other than you.

        (4) Additional Duties Specific to Motor Vehicles, Sport Craft, or Trailers. So long as I am not in default under this Security Agreement, the Motor Vehicle, Sport Craft, or Trailer portion of the Property will not be restricted to a specific location and may be moved as necessary during ordinary use. However, they may not be removed from the United States or Canada without your prior written consent, nor taken out of state permanently.

    E. Authority To Perform. I authorize you to do anything you deem reasonably necessary to protect the Property, and perfect and continue your security interest in the Property. If I fail to perform any of my duties under this Security Agreement or any other security interest, you are authorized, without to me, to perform the duties or cause them to be performed.

    These authorizations include, but are not limited to, permission to:

        (1) pay and discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Property.

        (2) pay any rents or other charges under any lease affecting the Property.

        (3) order and pay for the repair, maintenance and preservation of the Property.

        (4) sign, when permitted by law, and file any financing statements on my behalf and pay for filing and recording fees pertaining to the Property.

        (5) place a note on any chattel paper indicating your interest in the Property.

        (6) take any action you feel necessary to realize on the Property, including performing any part of a contract or endorsing it in my name.

        (7) handle any suits or other proceedings involving the Property in my name.

        (8) prepare, file, and sign my name to any necessary reports or accountings.

        (9) make an entry on my books and records showing the existence of this Agreement.

    If you perform for me, you will use reasonable care. Reasonable care will not include: any steps necessary to preserve rights against prior parties; the duty to send notices, perform services or take any other action in connection with the management of the Property; or the duty to protect, preserve or maintain any security interest given to others by me or other parties. Your authorization to perform for me will not create an obligation to perform and your failure to perform will not preclude you from exercising any other rights under the law or this Security Agreement.

    If you come into actual or constructive possessions of the Property, you will preserve and protect the Property. For purposes of this paragraph, you will be in actual possession of the Property only when you have physical, immediate and exclusive control over the Property and you have affirmatively accepted that control. You will be in constructive possession of the Property only when you have both the power and the intent to exercise control over the Property.

5. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Loan is in effect, except when this Agreement provides otherwise.

    A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

    B. Authority. The execution, delivery and performance of this Loan and the obligation evidenced by the Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

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

    C. Name and Place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

    D. Ownership of Property. To the extent this is a Purchase Money Security Interest I will acquire ownership of the Property with the proceeds of the Purchase Money Loan. Your claim to the Property is ahead of the claims of any other creditor, except as disclosed in writing to you prior to any advance on the Secured Debts. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.

    E. Year 2000 Compliance. As of the date of this Loan I have assessed the risk of Year 2000 compliance and have formulated, approved, and implemented a comprehensive business plan (Year 2000 Plan) to meet "Year 2000 requirements." "Year 2000 requirements" include analyzing, programming, and testing all of my information technology systems to accurately process date and time data, including, but not limited to, calculating, comparing, and sequencing functions. "Year 2000 requirements" apply to all systems or processes that directly or indirectly affect my business, such as accounting and processing procedures, as well as basic electronic devices that are necessary to facility management, such as security systems, elevators, and telephones. My Year 2000 Plan includes an allocation of resources toward meeting Year 2000 requirements, an inventory of all affected systems, processes to assess and prepare for the interaction of my systems with external systems, periodic testing and evaluation of progress under my Year 2000 Plan, and contingency arrangements for Year 2000 failure, either by me or by my partners, affiliates, vendors, or customers.

    F. Loan Purpose. This Loan is for Commercial purposes.

    G. No Other Liens. I own or lease all property that I need to conduct my business and activities. I have good and marketable title to all property that I own or lease. All of my Property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except those to you or those you consent in writing.

    H. Compliance With Laws. I am not violating any laws, regulations, rules, orders, judgments or decrees applicable to me or my property, except for those which I am challenging in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its challenge should I lose.

6. FINANCIAL STATEMENTS. I will prepare and maintain my financial records using consistently applied generally accepted accounting principles then in effect. I will provide you with financial information in a form that you accept under the following terms.

     A. Certification. I represent and warrant that any financial statements that I provide you fairly represents my financial condition for the stated periods, is current, complete, true and accurate in all material respects, includes all of my direct or contingent liabilities and there has been no material adverse change in my financial condition, operations or business since the date the financial information was prepared.

     B. Frequency. In addition to the financial statements provided to you prior to closing, I will provide you with current financial statements on an annual basis, or as otherwise requested by you, until I have performed all of my obligations under the Loan and you terminate the Loan in writing.

     C. Requested Information. I will provide you with any other information about my operations, financial affairs and condition within days after your request.

7. COVENANTS. Until the Loan and all related debts, liabilities and obligations are paid and discharged, I will comply with the following terms, unless you waive compliance in writing.

     A. Participation. I consent to you participating or syndicating the Loan and sharing any information that you decide is necessary about me and the Loan with the other participants or syndicators.

     B. Inspection. Upon reasonable notice, I will permit you or your agents to enter any of my premises and any location where my Property is located during regular business hours to do the following.

        (1) You may inspect, audit, check, review and obtain copies from my books, records, journals, orders, receipts, and any correspondence and other business related data.

        (2) You may discuss my affairs, finances and business with any one who claims to be my creditor.

        (3) You may inspect my Property, audit for the use and disposition of the Property's proceeds and proceeds of proceeds; or do whatever you decide is necessary to preserve and protect the Property and your interest in the Property.

     After prior notice to me, you may discuss my financial condition and business operations with my independent accountants, if any, or my chief financial officer and I may be present during these discussions. As long as the Loan is outstanding, I will direct all of my accountants and auditors to permit you to examine my records in their possession and to make copies of these records. Yu will use your best efforts to maintain the confidentiality of the information you or your agents obtain, except you may provide your regulator, if any, with required information about my financial condition, operation and business or that of my parent, subsidiaries or affiliates.

     C. Business Requirements. I will preserve and maintain my present existence and good standing in the jurisdiction where I am organized and all of my rights, privileges and franchises. I will do all that is needed or required to continue my business or activities as presently conducted, by obtaining licenses, permits and bonds everywhere I engage in business or activities or own, lease or locate my property. I will obtain your prior written consent before I cease my business or before I engage in any new line of business that is materially different from my present business.

     D. Compliance with Laws. I will not violate any laws, regulations, rules, orders, judgments or decrees applicable to me or my Property, except for those which I challenge in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should I lose. Laws include without limitation the Federal Fair Labor Standards Act requirements for producing goods, the federal Employee Retirement Income Security Act of 1974's requirements for the establishment, funding and management of qualified deferred compensation plans for employees, health and safety laws, environmental laws, tax laws, licensing and permit laws. On your request, I will provide you with written

51118
     evidence that I have fully and timely paid my taxes, assessments and other governmental charges levied or imposed on me, my income or profits and my property. Taxes include without limitation sales taxes, use taxes, personal property taxes, documentary stamp taxes, recordation taxes, franchise taxes, income taxes, withholding taxes, FICA taxes and unemployment taxes. I will adequately provide for the payment of these taxes, assessments and other charges that have accrued but are not yet due and payable.

     E. Year 2000 Compliance. I will take all measures necessary to fulfill the requirements of my Year 2000 Plan and meet all Year 2000 requirements as specified in the WARRANTIES AND REPRESENTATIONS section. I agree to make my Year 2000 Plan available to you, if requested, and will keep you informed of progress made under my Year 2000 Plan. I will immediately notify you of any actual or anticipated delays in meeting dates designated in my Year 2000 Plan or failure to accomplish any objectives of my Year 2000 Plan. I will allow you, or a third party you designate, reasonable access to my information technology systems for the purpose of determining progress made under my Year 2000 Plan. I agree that you have no responsibility for managing, advising, or executing any of my efforts to comply with Year 2000 requirements or my Year 2000 Plan.

     F. New Organizations. I will obtain your written consent and any necessary changes to the Loan documents before I organize or participate in the organization of any entity, merge into or consolidate with any one, permit any one else to merge into me, acquire all or substantially all of the assets of any one else or otherwise materially change my legal structure, management, ownership or financial condition.

     G. Other Liabilities. I will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations, except: debt in existence on the date of this Agreement and fully disclosed to you; debt subordinated in payment to you on conditions and terms acceptable to you; accounts payable incurred in the ordinary course of my business and paid under customary trade terms or contested in good faith with reserves satisfactory to you.

     H. Notice to You. I will promptly notify you of any material change in my financial condition, of the occurrence of a default under the terms of this Agreement, or a default by me under any agreement between me and any third party which materially and adversely affects my property, operations, financial condition or business.

     I. Dispose of No Assets. Without your prior written consent or as the Loan documents permit, I will not sell, lease, assign, transfer, dispose of or otherwise distribute all or substantially all of my assets to any person other than in the ordinary course of business for the assets depreciated book value or more.

     J. Insurance. I will obtain and maintain insurance with insurers, in amounts and coverages that are acceptable to you and customary with industry practice. This may include without limitation insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at your request, business interruption and/or rent loss insurance. I will keep the Property insured against the risks reasonably associated with the Property. This insurance will last until the Property is released from this Agreement. I may choose the insurance company, subject to your approval, which will not be unreasonably withheld. At your request, I will deliver to you certified copies of all of these insurance policies, binders or certificates. I will obtain and maintain a mortgagee or loss payee endorsement for you when these endorsements are available. I will immediately notify you of cancellation or termination of insurance. I will require all insurance policies to provide you with at least 10 days prior written notice to you of cancellation or modification. I consent to you using or disclosing information relative to any contract of insurance required by the Loan for the purpose of replacing this insurance. I also authorize my insurer and you to exchange all relevant information related to any contract of insurance required by any document executed as part of this Loan.

     You may apply the insurance proceeds toward which is owned on the Secured Debts. You may require added security as a condition of permitting any insurance proceeds to be used to repair or replace the Property.

     If you acquire the Property in damaged condition, my right to any insurance policies and proceeds will pass to you to the extent of the Secured Debts.

     If I fail to keep the Property insured, you may obtain insurance to protect your interest in the Property. This insurance may include coverages not originally required of me, may be written by a company other than one I would choose, and may be written at a higher rate than I could obtain if I purchased the insurance.

     K. Property Maintenance. I will keep all tangible and intangible property that I consider necessary or useful in my business in good working condition by making all needed repairs, replacements and improvements and by making all rental, lease or other payments due on this property.

     L. Property Loss. I will immediately notify you, and the insurance company when appropriate, of any material casualty, loss or depreciation to the Property or to my other property that affects my business.

8. DEFAULT. I will be in default if any one or more of the following occur. You may demand payment at any time in your sole discretion whether or not any of the following events have occurred. You can demand payment in full upon the occurrence of any of the following events.

     A. Payments. I fail to make a payment in full when due.

     B. Insolvancy. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due.

     C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority stockholder dies or is declared incompetent.

     D. Failure of Condition or Term. I fail to pay, or perform any condition or to keep any promise or covenant on this or any debt or agreement I have with you.

     E. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

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     F. Judgment. I fail to pay or discharge any judgment against me for the payment of money, unless, within 10 days of its entry, the judgment is satisfied or a stay of enforcement is granted pending an appeal.

     G. Forfeiture. The Property is used in a manner or for a purpose which threatens

     H. Name Change. I change my name or assume an additional name without notifying you before making such a change.

     I. Property Transfer. I transfer all or a substantial part of my money or property.

     J. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

     K. Property Loss. The Property is damaged, destroyed or stolen.

     L. Additional Security or Guaranty. I fail to provide any additional security or guaranty that you may require.

     M. Insurance. I fail to keep the Property insured, if required.

     N. Other Instruments. A default occurs under the terms of any instrument evidencing or pertaining to the Loan.

     O. Insecurity. Anything else happens that causes you to reasonably believe that you will have difficulty collecting the amount I owe you or significantly impairs the value of the Property.

9. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.

     A. Acceleration. You may make all or any part of the amount owing by the terms of the Loan immediately due.

     B. Additional Security. You may demand security, additional security, or additional parties to be obligated to pay the Loan.

     C. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing the Loan.

     D. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

     E. Payments Made on Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of the Loan, and accrue interest at the highest post-maturity interest rate.

     F. Attachment. You may attach or garnish my wages or earnings.

     G. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of the Loan against any right I have to receive money from you. My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collect or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of the Loan" means the total amount to which you are entitled to demand payment under the terms of the Loan at the time you set-off.

     Subject to any other written contract, if my right to receive money form you is also owned by someone who has not agreed to pay the Loan, you right of set-off will be limited to my proportionate interest in the obligation. In the absence of reasonable proof of net contributions, my proportionate interest equals the amount of such obligation divided equally by all parties having present rights to receive such money.

     Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

     You will not be liable for the dishonor of any check or share draft when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

     H. Assembly of Property. You may require me to gather the Property and make it available to you in a reasonable fashion.

     I. Repossession. You may repossess the Property so long as the repossession does not involve a breach of the peace. You may sell the Property as provided by law. You may apply what you receive from the sale of the Property to your expenses, your attorneys' fees and legal expenses (where not prohibited by law), and any debt I owe you. If what you receive from the sale of the Property does not satisfy the debt, I will be liable for the deficiency (where permitted by law). In some cases, you may keep the Property to satisfy the debt.

     Where a notice is required, I agree that ten days prior written notice sent by first class mail to my address listed in this Loan Agreement will be reasonable notice to me under the Arkansas Uniform Commercial Code. If the Property is perishable or threatens to decline speedily in value, you may, without notice to me, dispose of any or all of the Property in a commercially reasonable manner at my expense following any commercially reasonable preparation or processing.

     If any items not otherwise subject to this Loan Agreement are contained in the Property when you take possession, you may hold these items for me at my risk and you will not be liable for taking possession of them.

     J. Use and Operation. You may enter upon my premises and take possession of all or any part of my property for the purpose of preserving the Property or its value, so long as you do not breach the peace. You may use and operate my property for the length of time you feel is necessary to protect your interest, all without payment or compensation to me.

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


     K. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

10. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees (as determined under Ark. Code Ann. ss.16-22-308), court costs, and other legal expenses. If not paid immediately, these expenses will bear interest from the date of the payment until paid in full at the same interest rate in effect as provided in the terms of this Loan. All fees and expenses will be secured by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

11. APPLICABLE LAW. This Agreement is governed by the laws of Arkansas, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Arkansas, unless otherwise required by law.

12. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

13. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement is the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

14. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

15. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

16. SITNATURES. By signing, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.


    BORROWER:

         Midwest Cable Communications of Arkansas, Inc.


           -----------------------------------------
           Authorized Signor



    LENDER:

         First Financial Bank

           -----------------------------------------
           Ben V. Suddath, Consumer Loan Officer


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